UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

DIRTT Environmental Solutions Ltd.
(Name of Registrant as Specified in Its Charter)

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

RYAN W. BRODERICK

BRYSON O. HIRAI-HADLEY

ALEXANDER B. JONES

CORY J. MITCHELL

DOUGLAS A. EDWARDS

SCOTT L. ROBINSON

SCOTT C. RYAN

KENNETH D. SANDERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), together with the other participants named herein (collectively, “22NW”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the meeting of shareholders of DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”) for which it has delivered a requisition to the Board of Directors of the Company pursuant to section 142 of the Business Corporations Act (Alberta).

On December 21, 2021, 22NW issued the following press release.

22NW Provides Update on DIRTT Shareholder Meeting Requisition

SEATTLE, December 21, 2021 /CNW/ - 22NW Fund, LP (“22NW”) today provided an update on its requisition (the “Requisition”) for a meeting (the “Meeting”) of shareholders of DIRTT Environmental Solutions Ltd. (“DIRTT”) under the Business Corporations Act (Alberta) (the “ABCA”).

On December 9, 2021, 22NW announced that it had submitted to DIRTT a term sheet for a settlement proposal (the “Proposal”) under which Todd Lillibridge, Denise Karkkainen and Steve Parry would retire from DIRTT’s board of directors (the “Board”) to be replaced by Aron English, Ken Sanders and Scott Robinson. Under the Proposal, 22NW would agree to support the director nominees of the Board at DIRTT’s 2022 AGM, which would remain at eight. It was a condition of the Proposal that it be accepted no later than December 15, 2021. If DIRTT accepted the Proposal, the Requisition would be withdrawn.

22NW is the largest shareholder of DIRTT, holding almost 19 per cent of DIRTT’s outstanding shares. The Board, in aggregate, holds approximately 1 per cent of DIRTT’s outstanding shares.

The Proposal was not accepted by the Board. Since 22NW made the Proposal:

•	DIRTT announced in a December 10, 2021 press release (the “DIRTT Press Release”) that it had filed a complaint (the “Complaint”) with the Alberta Securities Commission against 22NW. The Complaint alleges breaches of securities laws by 22NW, another major shareholder of DIRTT and potentially other institutional shareholders of DIRTT.

•	DIRTT asserted in the DIRTT Press Release, by innuendo, that 22NW made the Proposal in connection with the Complaint. This was a false statement, made with no knowledge by DIRTT, intended only to attack 22NW’s credibility. As the shareholder with the most to risk from a proxy fight, the Proposal was made by 22NW in an effort to resolve its differences with the Board.

•	22NW delivered a response to the Complaint to the Alberta Securities Commission on December 16, 2021. In that response, 22NW identified numerous facts refuting the Complaint. 22NW is seeking that the Complaint be dealt with in an expedited manner, so that it cannot be used as a tactic by the Board against the Requisition, and ultimately against the rights of DIRTT’s shareholders under securities laws and the ABCA.

•	In the DIRTT Press Release, the Special Committee of the Board, described as having the mandate to review and consider the Requisition, “reiterated its commitment to being prepared to engage in discussions” with 22NW to “settle this unnecessary proxy fight.” In fact, the Special Committee has attempted no negotiations with 22NW, instead exerting all of its efforts in examining the “validity” of the Requisition, making the Complaint against 22NW and other DIRTT shareholders, approving a date for the Meeting that is more than 5 MONTHS from the making of the Requisition and ignoring 22NW’s requests for lists of US shareholders.

•	22NW has proceeded in preparing a proxy statement (the “U.S. Proxy Statement”) pursuant to the U.S. Securities Exchange Act of 1934. When the U.S. Proxy Statement is finalized, 22NW will update its Canadian information circular filed on SEDAR on November 22, 2021.

In making the Requisition, 22NW exercised a fundamental shareholder right under the ABCA. DIRTT has responded to the Requisition by attacking the business reputations of not only 22NW but other DIRTT shareholders as well. Calling the Meeting for a date more than 5 MONTHS from the making of the Requisition is a calculated affront to the substance and spirit of the requisition right under the ABCA.

The Board, in aggregate, holds approximately 1 per cent of DIRTT’s shares. Its actions demonstrate the Board’s attitude toward shareholders holding 99 per cent of DIRTT’s shares. As a shareholder with far more at stake than the Board in DIRTT’s success, 22NW intends to preserve its rights in relation to the Requisition and as a DIRTT shareholder, which may include recourse to securities regulators and Alberta courts.

FOR MORE INFORMATION

For further information or to receive a copy of the report filed in connection with this press release, please see DIRTT’s profile on the SEDAR website (http://www.sedar.com) or contact Aron English at 206-227-3078 or info@englishcap.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), together with the other participants named herein (collectively, “22NW”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the meeting of shareholders of DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”) for which it has delivered a requisition to the Board of Directors of the Company pursuant to section 142 of the Business Corporations Act (Alberta).

22NW STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be 22NW Fund, 22NW, LP, a Delaware limited partnership (“22NW LP”), 22NW Fund GP, LLC, a Delaware limited liability company (“22NW GP”), 22NW GP, Inc., a Delaware S Corporation (“22NW Inc.”), Aron R. English, Ryan W. Broderick, Bryson O. Hirai-Hadley, Alexander B. Jones, Cory J. Mitchell, Douglas A. Edwards, Scott L. Robinson, Scott C. Ryan and Kenneth D. Sanders.

As of the date hereof, 22NW Fund directly beneficially owns 16,097,165 Common Shares, without par value, of the Company (the “Shares”). As the investment manager of 22NW Fund, 22NW LP may be deemed to beneficially own the 16,097,165 Shares directly beneficially owned by 22NW Fund. As the general partner of 22NW Fund, 22NW GP may be deemed to beneficially own the 16,097,165 Shares directly beneficially owned by 22NW Fund. As the general partner of 22NW, LP, 22NW Inc. may be deemed to beneficially own the 16,097,165 Shares directly beneficially owned by 22NW Fund. As of the date hereof, Mr. English directly beneficially owns 214,869 Shares. Mr. English, as the Portfolio Manager of 22NW LP, Manager of 22NW GP, and President and sole shareholder of 22NW Inc, may be deemed to beneficially own the 16,097,165 Shares directly beneficially owned by 22NW Fund, which, together with the 214,869 Shares he directly owns, constitutes an aggregate of 16,312,034 Shares beneficially owned by Mr. English. As of the date hereof, Mr. Broderick directly beneficially owns 5,675 Shares. As of the date hereof, Mr. Hirai-Hadley directly beneficially owns 1,250 Shares. As of the date hereof, Mr. Jones directly beneficially owns 1,200 Shares. As of the date hereof, Mr. Mitchell directly beneficially owns 6,890 Shares. As of the date hereof, none of Messrs. Edwards, Robinson, Ryan and Sanders own beneficially or of record any securities of the Company.